UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2020

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12672	77-0404318
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its Annual Meeting of Stockholders held on May 12, 2020, the stockholders of AvalonBay Communities, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Charter”), to reduce the required stockholder vote for amendment of the Charter and other extraordinary actions to a majority of all votes entitled to be cast on the matter. Following receipt of this approval, on May 14, 2020, the Company filed articles of amendment to its Charter, in the form attached hereto as Exhibit 3(i).4, with the state of Maryland and is awaiting confirmation of its effectiveness as of that day.

The amendment provides that the required vote for approval of future amendments to the Charter and any merger, consolidation, conversion, sale of all or substantially all of the Company’s assets, statutory share exchange or dissolution be a majority of the votes entitled to be cast on the matter (decreased from two-thirds of votes entitled to be cast on the matter).

The information in this Item 5.03 is being filed voluntarily by the Company; Item 5.03 does not require a report in cases where the registrant has disclosed a proposal for an amendment to its articles of incorporation in a proxy statement filed by the registrant.  The Company previously described the proposed amendment in its definitive proxy statement on Form 14A, which was filed with the Securities and Exchange Commission on March 31, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 12, 2020. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. At the meeting, holders of the Company’s stock were asked (1) to elect ten directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified, (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020, (3) to cast a non-binding, advisory vote upon the compensation of executive officers of the Company, as described in the Company’s proxy statement; and (4) to consider and vote upon approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to reduce the required stockholder vote for amendment of the Charter and other extraordinary actions to a majority of all votes entitled to be cast on the matter.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

Proposal 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.

Nominee:	Votes “For”	Votes “Against”	Abstentions	Broker Non-votes
Glyn F. Aeppel	122,102,338	3,680,498	44,348	4,249,126
Terry S. Brown	121,031,302	4,751,164	44,718	4,249,126
Alan B. Buckelew	125,081,557	701,032	44,595	4,249,126
Ronald L. Havner, Jr.	112,614,134	13,173,467	39,583	4,249,126
Stephen P. Hills	125,152,139	630,439	44,606	4,249,126
Richard J. Lieb	113,801,276	11,981,302	44,606	4,249,126
Timothy J. Naughton	113,910,730	9,313,526	2,602,928	4,249,126
H. Jay Sarles	109,832,098	15,950,535	44,551	4,249,126
Susan Swanezy	122,174,889	3,613,193	39,102	4,249,126
W. Edward Walter	119,606,862	6,176,021	44,301	4,249,126

Proposal 2

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2020. 127,946,249 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 2,096,582 votes were cast against, and there were 33,479 abstentions. There were no broker non-votes with respect to Proposal 2.

Proposal 3

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K. 119,906,782 votes were cast in favor of approval of such compensation, 5,863,903 votes were cast against, and there were 56,499 abstentions. There were 4,249,126 broker non-votes with respect to Proposal 3.

Proposal 4

Stockholders approved the proposed amendment to the Company’s Charter to reduce the required stockholder vote for future charter amendments and extraordinary actions. 125,667,223 votes were cast in favor of such amendment, 114,156 were cast against, and there were 45,805 abstentions. There were 4,249,126 broker non-votes with respect to Proposal 4.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3(i).1	-	Articles of Amendment and Restatement of Articles of Incorporation of the Company, dated as of June 4, 1998. (Incorporated by reference to Exhibit 3(i).1 to Form 10-K of the Company filed March 1, 2007.)

3(i).2	-	Articles of Amendment, dated as of October 2, 1998. (Incorporated by reference to Exhibit 3(i).2 to Form 10-K of the Company filed March 1, 2007.)

3(i).3	-	Articles of Amendment, dated as of May 22, 2013. (Incorporated by reference to Exhibit 3(i).3) to Form 8-K of the Company filed May 22, 2013.

3(i).4	–	Articles of Amendment, filed as of May 14, 2020. (Filed herewith.)

104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: May 15, 2020	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer